EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT made as of the 1st day of August 2016 by and between RidgeWorth Funds (the “Trust”), a Massachusetts business trust, RidgeWorth Capital Management LLC (the “Adviser”), and each investment subadviser listed on Schedule B (“Sub-Adviser”) with respect to the series of the Trust (the “Funds”) set forth on Schedule A.

The Adviser and each Sub-Adviser hereby agree until August 1, 2017 to waive their fees and reimburse expenses, in the proportion set forth in the applicable subadvisory agreement relating to each Fund, to the extent necessary to limit total operating expenses, based on a percentage of the average daily net assets of each share class of each Fund (excluding interest, taxes, brokerage commissions, substitute dividend expenses on securities sold short, extraordinary expenses, estimated indirect expenses attributable to investments in other investment companies, and other expenses not incurred in the ordinary course of business) as set forth on Schedule A.

If at any point before August 1, 2019, it becomes unnecessary for the Adviser and Sub-Adviser to waive fees and/or make reimbursements for a particular Fund, the Adviser and the Sub-Adviser may retain the difference between the total operating expenses of that Fund and the applicable expense limitation set forth on Schedule A to recapture any of their prior waivers and/or reimbursements. Such recapture is limited by the expense cap set forth on Schedule A and, if lower, the expense cap that was applicable at the time of the waiver of fees and/or reimbursement of expenses.

This Agreement shall terminate with respect to a Fund, without payment of any penalty, upon notice to the Adviser by the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

RIDGEWORTH FUNDS		RIDGEWORTH CAPITAL MANAGEMENT LLC

By:	/s/ Julia R. Short	By:	/s/ John Stebbins
Name:	Julia R. Short	Name: John Stebbins
Title:	President and CEO	Title:	Managing Director and CFO

With respect to each of the Funds listed in Schedule B for which they are the respective Subadviser:

CEREDEX VALUE ADVISORS LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	CEO

SILVANT CAPITAL MANAGEMENT LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	CEO

With respect to each of the Funds listed in Schedule B for which they are the respective Subadviser:

SEIX INVESTMENT ADVISORS LLC

By:	/s/ Jim Keegan
Name:	Jim Keegan
Title:	CIO

With respect to each of the Funds listed in Schedule B for which they are the respective Subadviser:

WCM INVESTMENT MANAGEMENT

By:	/s/ Paul Black
Name:	Paul Black
Title:	Co-CEO

With respect to each of the Funds listed in Schedule B for which they are the respective Subadviser:

ZEVENBERGEN CAPITAL INVESTMENTS LLC

By:	/s/ Leslie Tubbs
Name:	Leslie Tubbs
Title:	Managing Director

With respect to each of the Funds listed in Schedule B for which they are the respective Subadviser:

CAPITAL INNOVATIONS, LLC

By:	/s/ Susan Dambekaln
Name:	Susan Dambekaln
Title:	Managing Partner

EXPENSE LIMITATION AGREEMENT

SCHEDULE A

FUND NAME	SHARE CLASS	EXPENSE LIMITATION
Allocation Strategies
Aggressive Growth Allocation Strategy	I	0.50%
Aggressive Growth Allocation Strategy	A	0.70%
Aggressive Growth Allocation Strategy	C	1.30%
Conservative Allocation Strategy	I	0.30%
Conservative Allocation Strategy	A	0.60%
Conservative Allocation Strategy	C	1.30%
Growth Allocation Strategy	I	0.50%
Growth Allocation Strategy	A	0.70%
Growth Allocation Strategy	C	1.30%
Moderate Allocation Strategy	I	0.50%
Moderate Allocation Strategy	A	0.70%
Moderate Allocation Strategy	C	1.30%
Equity Funds
Ceredex Large Cap Value Equity Fund	IS	0.85%
Ceredex Large Cap Value Equity Fund	I	0.97%
Ceredex Large Cap Value Equity Fund	A	1.24%
Ceredex Large Cap Value Equity Fund	C	1.90%
Ceredex Mid-Cap Value Equity Fund	IS	0.95%
Ceredex Mid-Cap Value Equity Fund	I	1.15%
Ceredex Mid-Cap Value Equity Fund	A	1.38%
Ceredex Mid-Cap Value Equity Fund	C	1.95%
Ceredex Small Cap Value Equity Fund	I	1.30%
Ceredex Small Cap Value Equity Fund	A	1.55%
Ceredex Small Cap Value Equity Fund	C	2.15%

FUND NAME	SHARE CLASS	EXPENSE LIMITATION
International Equity Fund	IS	1.10%
International Equity Fund	I	1.25%
International Equity Fund	A	1.48%
Silvant Large Cap Growth Stock Fund	IS	0.95%
Silvant Large Cap Growth Stock Fund	I	0.97%
Silvant Large Cap Growth Stock Fund	A	1.23%
Silvant Large Cap Growth Stock Fund	C	1.95%
Silvant Small Cap Growth Stock Fund	IS	1.10%
Silvant Small Cap Growth Stock Fund	I	1.30%
Silvant Small Cap Growth Stock Fund	A	1.50%
Silvant Small Cap Growth Stock Fund	C	2.15%
Innovative Growth Stock Fund	I	1.30%
Innovative Growth Stock Fund	A	1.50%
Infrastructure Fund
Capital Innovations Global Resources and Infrastructure Fund	I	1.15%
Capital Innovations Global Resources and Infrastructure Fund	A	1.40%
Capital Innovations Global Resources and Infrastructure Fund	C	2.15%
Fixed Income Funds
Seix Core Bond Fund	IS	0.44%
Seix Core Bond Fund	I	0.54%
Seix Core Bond Fund	A	0.75%
Seix Core Bond Fund	R	1.05%
Seix Corporate Bond Fund	I	0.70%
Seix Corporate Bond Fund	A	0.95%
Seix Corporate Bond Fund	C	1.65%
Seix Limited Duration Fund	I	0.35%
Seix U.S. Mortgage Fund	I	0.70%
Seix U.S. Mortgage Fund	A	0.90%
Seix U.S. Mortgage Fund	C	1.65%

FUND NAME	SHARE CLASS	EXPENSE LIMITATION
Seix Total Return Bond Fund	IS	0.44%
Seix Total Return Bond Fund	I	0.54%
Seix Total Return Bond Fund	A	0.75%
Seix Total Return Bond Fund	R	1.15%
Seix High Income Fund	IS	0.70%
Seix High Income Fund	I	0.85%
Seix High Income Fund	A	1.10%
Seix High Income Fund	R	1.50%
Seix Floating Rate High Income Fund	IS	0.60%
Seix Floating Rate High Income Fund	I	0.72%
Seix Floating Rate High Income Fund	A	1.00%
Seix Floating Rate High Income Fund	C	1.60%
Seix High Yield Fund Seix High Yield Fund	IS I	0.64% 0.70%
Seix High Yield Fund	A	0.90%
Seix High Yield Fund	R	1.30%
Seix Georgia Tax-Exempt Bond Fund	I	0.65%
Seix Georgia Tax-Exempt Bond Fund	A	0.80%
Seix High Grade Municipal Bond Fund	I	0.65%
Seix High Grade Municipal Bond Fund	A	0.80%
Seix Investment Grade Tax-Exempt Bond Fund	I	0.65%
Seix Investment Grade Tax-Exempt Bond Fund	A	0.80%
Seix Short-Term Municipal Bond Fund	I	0.48%
Seix Short-Term Municipal Bond Fund	A	0.68%
Seix North Carolina Tax-Exempt Bond Fund	I	0.65%
Seix North Carolina Tax-Exempt Bond Fund	A	0.80%
Seix Virginia Intermediate Municipal Bond Fund	I	0.65%
Seix Virginia Intermediate Municipal Bond Fund	A	0.80%

FUND NAME	SHARE CLASS	EXPENSE LIMITATION
Seix Short-Term Bond Fund	I	0.60%
Seix Short-Term Bond Fund	A	0.80%
Seix Short-Term Bond Fund	C	1.58%
Seix Ultra-Short Bond Fund	I	0.46%
Seix U.S. Government Securities Ultra-Short Bond Fund	IS	0.40%
Seix U.S. Government Securities Ultra-Short Bond Fund	I	0.46%

EXPENSE LIMITATION AGREEMENT

SCHEDULE B

LIST OF SUBADVISERS

Equity Funds	SUBADVISER

Capital Innovations Global Resources and Infrastructure Fund

Ceredex Large Cap Value Equity Fund

Ceredex Mid-Cap Value Equity Fund

Ceredex Small Cap Value Equity Fund

Silvant Large Cap Growth Stock Fund

Silvant Small Cap Growth Stock Fund

International Equity Fund

Innovative Growth Stock Fund

Capital Innovations, LLC

Ceredex Value Advisors LLC

Ceredex Value Advisors LLC

Ceredex Value Advisors LLC

Silvant Capital Management LLC

Silvant Capital Management LLC

WCM Investment Management

Zevenbergen Capital Investments LLC

Fixed Income Funds	SUBADVISER

Seix Core Bond Fund

Seix Corporate Bond Fund

Seix High Income Fund

Seix Limited Duration Fund

Seix U.S. Mortgage Fund

Seix Floating Rate High Income Fund

Seix High Yield Fund

Seix Total Return Bond Fund

Seix Georgia Tax-Exempt Bond Fund

Seix High Grade Municipal Bond Fund

Seix Investment Grade Tax-Exempt Bond Fund

Seix North Carolina Tax-Exempt Bond Fund

Seix Short-Term Bond Fund

Seix Short-Term Municipal Bond Fund

Seix Ultra-Short Bond Fund

Seix U.S. Government Securities Ultra-Short Bond Fund

Seix Virginia Intermediate Municipal Bond Fund

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC